Exhibit 10.18(h)

May 21, 2010

Fujitsu Semiconductor Limited

Nomura Shin-Yokohama Building

2-10-23 Shinyokohama, Kohoku-ku, Yokohama

Kanagawa 222-0033, Japan

Subject:	Guaranty in favor of Fujitsu Semiconductor Limited in connection with the Amended and Restated Foundry Agreement to be assigned from Spansion Japan Limited to Spansion Nihon Limited as of the Effective Date (as defined below)

Reference:	Amended and Restated Foundry Agreement, dated September 28, 2006

To Whom It May Concern:

Spansion Japan Limited (“Spansion Japan”) and Spansion Inc. (“Spansion”) recently announced a settlement pursuant to which Spansion LLC (“Spansion LLC”) will acquire Spansion Japan’s distribution business (the “Business Transfer”) and Spansion Japan and Spansion LLC will enter into a new foundry services agreement. This settlement will help enable Spansion Japan to re-organize as a stand-alone entity. To continue to sell products and to provide services and support to Spansion’s Japanese customers, Spansion LLC has created a new Japanese subsidiary, Spansion Nihon Limited (“Nihon”).

As you know:

(1) Spansion Japan is currently doing business with Fujitsu Semiconductor Limited, formerly named Fujitsu Microelectronics Limited (“FSL”) under the Amended and Restated Foundry Agreement, dated September 28, 2006, and as amended, supplemented or otherwise modified, between Spansion Japan and FSL (as successor in interest to Fujitsu Limited) (the “Foundry Agreement”),

(2) Spansion, Spansion Technology LLC, and Spansion LLC (collectively, the “Spansion Entities”) wish that Spansion Japan assign to Nihon, and Nihon wishes to assume, all rights and obligations of Spansion Japan under the Foundry Agreement (the “Assignment and Assumption”), such Assignment and Assumption to be effective as of the date of the closing of the Business Transfer pursuant to the asset purchase agreement between Nihon and Spansion Japan (“Effective Date”), provided that Spansion LLC shall notify FSL by written certification that such closing has duly taken place on such date), and

(3) the Spansion Entities have requested that FSL (i) consent to such assignment and assumption by executing and delivering the letter agreement dated as of the same date herewith effecting the Assignment and Assumption (the “Assignment and Consent”) and (ii) agree to extend the term of the Foundry Agreement and to amend certain terms thereof effective immediately upon the Assignment and Assumption, and FSL has agreed to each of the foregoing on, and subject to, the terms and conditions set forth herein and in the Assignment and Consent.

Accordingly, the parties hereby agree as follows:

1. Amendments to Foundry Agreement. From and after the Effective Date, and taking effect immediately after the occurrence of the Assignment and Assumption without any further action by either Nihon or FSL, Nihon and FSL agree that the Foundry Agreement shall be amended as follows:

(i) the Term of the Foundry Agreement shall be extended to December 31, 2011, and

(ii) notwithstanding anything to the contrary set forth in Sections 2.6.1 through 2.6.6 of the Foundry Agreement, Exhibit K of Amendment No. 3 to the Foundry Agreement is hereby deleted in its entirety and shall be restated as set forth in Exhibit K attached hereto. Except as otherwise expressly provided in Exhibit K, the Subsequent Period Remedies for each Quarter of 2010 and each Quarter of 2011 shall remain as set forth in Sections 2.2. and 2.3 and Exhibit J of the Foundry Agreement.

Capitalized terms used in this section 1, but not defined herein, shall have the meanings set forth in the Foundry Agreement.

2. Guaranty. As an inducement to FSL consenting to the Assignment and Assumption and the amendments set forth in section 1 above, from and after the Effective Date, and taking effect immediately after the occurrence of the Assignment and Assumption without any further action on the part of any person or entity, each of the Spansion Entities irrevocably and unconditionally guarantee, on a joint and several basis, with Nihon each of Nihon’s obligations under the Foundry Agreement.

3. Condition Precedent. Without limitation to any provision contained herein, the effectiveness of this letter is subject to the approval of the Tokyo District Court with respect to the Business Transfer, and the assignments and assumptions and other agreements by and among the parties contemplated in connection with such Business Transfer, as applicable.

4. Representations and Warranties. Each of the Spansion Entities represents and warrants to FSL that (i) it has all requisite power and authority to enter into this letter agreement and to perform its obligations hereunder, (ii) its execution, delivery and performance of this letter agreement will not violate any law or order applicable to it, its organizational documents or any material agreement to which it is a party, and does not require the consent or approval of any court, governmental authority or other third party (other than those that have already been obtained) and (iii) this letter agreement constitutes legal, valid and binding obligation of such Spansion Entity, enforceable against such Spansion Entity in accordance with its terms.

5. Miscellaneous.

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All notices under this letter agreement from (i) any of the Spansion Entities to FSL shall be sent to Toshikimi Hanaoka at toshikimi.hanaoka@jp.fujitsu.com; and (ii) FSL to Spansion, which shall constitute notice for each of the Spansion Entities, shall be sent to Pierre Claverie at pierre.claverie@spansion.com.

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This letter agreement (and the Assignment and Consent) constitutes the entire agreement between the parties, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, among the parties, relating to the subject matter hereof.

•	Each party hereto agrees to do such acts and things as another party may reasonably request for the purpose of carrying out the intent of this letter agreement.

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If any provision of this letter agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions or other parts of this letter agreement will remain in full force and effect.

•	This letter agreement will be binding upon and inure to the benefit of each of the parties and their respective successors and assigns.

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This letter agreement will be governed by and construed, and the rights and obligations of the parties hereto will be determined, in accordance with the laws of Japan, without giving effect to principles of conflicts of laws.

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This letter agreement may be executed in any number of counterparts, each of which will be deemed to be an original, and all of such counterparts will constitute one agreement. To facilitate execution of this letter agreement, the parties may deliver counterparts of the executed signature pages by facsimile or by digitally scanned signature delivered electronically, and the delivery thereof shall be considered to be the delivery of an original.

If you agree to these terms, please have an authorized representative of your company sign below, then scan the signed letter and return it to Spansion via electronic delivery to james.ashby@spansion.com.

If you have any questions about this assignment or about Spansion’s, Spansion Japan’s, Spansion LLC’s, and/or Nihon’s plans in general, please do not hesitate to contact Jim Ashby. Thank you in advance for your assistance.

Sincerely,

Spansion Nihon Limited		Spansion LLC

By:	/s/ Shinji Suzuki	By:	/s/ John Kispert
Name:	Shinji Suzuki	Name:	John Kispert
Title:	President	Title:	President and CEO

Spansion, Inc.		Spansion Technology LLC

By:	/s/ John Kispert	By:	/s/ John Kispert
Name:	John Kispert	Name:	John Kispert
Title:	President and CEO	Title:	President and CEO

Agreed To And Accepted:

FUJITSU SEMICONDUCTOR LIMITED

By:	/s/ Kagemusa Magaribuchi
Name:	Kagemusa Magaribuchi
Title:	Corporate Vice President
Date:	May 24, 2010

EXHIBIT K

Subsequent Period Commitment for each of the Quarters of 2010 and each of the Quarters of 2011

1Q2010	2Q2010	3Q2010	4Q2010	1Q2011	2Q2011	3Q2011	4Q2011
27,000	15,000	15,000	15,000	9,000	9,000	9,000	9,000

Subsequent Period Price

Wafer Price for each Quarter of 2010 shall be 47,000 Japanese Yen. Wafer Price for the first and second Quarters of 2011 shall be 57,000 Japanese Yen, and for the third and fourth Quarters of 2011 shall be 58,500 Japanese Yen.

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